AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 30, 2004

                                                      REGISTRATION NO. 333-98989

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                    ________
                        POST-EFFECTIVE AMENDMENT NO. 1 TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                             _______________________

                       SAFEGUARD HEALTH ENTERPRISES, INC.
             (Exact name of registrant as specified in its charter)

               DELAWARE                                   52-1528581
  (State or other jurisdiction of                      (I.R.S. Employer
   incorporation or organization)                     Identification No.)

                            95 ENTERPRISE, SUITE 100
                       ALISO VIEJO, CALIFORNIA 92656-2605
                    (Address of Principal Executive Offices)

                 SAFEGUARD HEALTH ENTERPRISES, INC. 401(K) PLAN
                            (Full Title of the Plan)

                            RONALD I. BRENDZEL, ESQ.
              SENIOR VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                       SAFEGUARD HEALTH ENTERPRISES, INC.
                            95 ENTERPRISE, SUITE 100
                       ALISO VIEJO, CALIFORNIA 92656-2605
                              TEL:  (949) 425-4110
                              FAX:  (949) 425-4586

 (Name, address and telephone number, including area code, of agent for service)

                  ____________________________________________

SafeGuard Health Enterprises, Inc., (the "Registrant") registered 500,000 shares of its pre-reverse stock split common stock, $0.01 par value, (the "Common Stock") on a Registration Statement on Form S-8 (file number 333-98989) under the Securities Act of 1933, on August 30, 2002 (the "401(k) Plan Registration Statement"), to be issued pursuant to the SafeGuard Health Enterprises, Inc. 401(k) Plan (the "Plan"). On June 30, 2004, the Registrant filed a Form 15 with the Securities and Exchange Commission (the "SEC") certifying that as a result of a 1 for 1,500 reverse stock split of the Common Stock effective as of June 25, 2004 (the "Reverse Stock Split"), there were less than 300 Common Stock holders of the Registrant and that the Registrant was terminating the registration of the Registrant's Common Stock under the Securities Act of 1934 including the termination of the registration of the unissued shares of Common Stock of the Plan registered pursuant to the 401(k) Plan Registration Statement. Accordingly, the Registrant is filing this Post-Effective Amendment Number 1 to the 401(k) Plan Registration Statement to remove from registration each of the 395,613 shares of pre-Reverse Stock Split Common Stock in existence prior to the Reverse Stock Split that were previously registered under the 401(k) Plan Registration Statement but remain unissued pursuant to the Plan as of the date hereof.


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                                   SIGNATURES

THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the 401(k) Plan Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Aliso Viejo, State of California, on July 29, 2004.

                                     SAFEGUARD HEALTH ENTERPRISES, INC.


                                     By:  /s/  James E. Buncher
                                        ---------------------------------------
                                          JAMES E. BUNCHER
                                          President and Chief Executive Officer


                                     By:  /s/  Ronald I. Brendzel
                                        ---------------------------------------
                                          RONALD I. BRENDZEL
                                          Senior Vice President, General Counsel
                                          and Secretary

Pursuant to the requirements of the Securities Act of 1933, this 401(k) Plan Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

     SIGNATURE                         CAPACITY                         DATE
     ---------                         --------                         ----

/s/ James E. Buncher    President, Chief Executive Officer and     July 29, 2004
----------------------  Director (Principal Executive Officer)
James E. Buncher

/s/ Ronald I. Brendzel  Senior Vice President, General Counsel,    July 29, 2004
----------------------  Secretary and Director
Ronald I. Brendzel

/s/ Dennis L. Gates     Senior Vice President, Chief Financial     July 29, 2004
----------------------  Officer and Director (Principal Financial
Dennis L. Gates         and Accounting Officer)

/s/ Neil R. Anderson    Director                                   July 29, 2004
----------------------
Neil R. Anderson

/s/ Steven J. Baileys   Chairman of the Board of Directors         July 29, 2004
----------------------
Steven J. Baileys

/s/ Stephen J. Blewitt  Director                                   July 29, 2004
----------------------
Steven J. Blewitt

/s/ Leslie B. Daniels   Director                                   July 29, 2004
----------------------
Leslie B. Daniels


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